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                                                                    Exhibit 5.1


                  [Letterhead of Cadwalader, Wickersham & Taft]

                               March 17, 2000

Watson Wyatt & Company Holdings
6707 Democracy Boulevard, Suite 800
Bethesda, Maryland 20817

                  Re:    Watson Wyatt & Company Holdings
                         REGISTRATION STATEMENT ON FORM S-4 (FILE NO. 333-94975)

Ladies and Gentlemen:

                  This opinion is being delivered by us, as counsel to Watson Wyatt & Company Holdings, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4, File No. 333-94975, as amended (the "Registration Statement"), of the Company filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the offering by the Company to stockholders of Watson Wyatt & Company ("WW&Co.") of the Company's class B-1 common stock, par value $.01 per share, and the Company's class B-2 common stock, par value $.01 per share (collectively, the "Shares") in connection with the proposed merger of WW Merger Subsidiary, Inc., the Company's wholly-owned subsidiary, with and into WW&Co. (the "Merger")

                  In rendering the opinion set forth below, we examined and relied upon such certificates, corporate and public records, agreements, instruments and other documents we considered appropriate as a basis for the opinion.

                  Based upon and subject to the foregoing, we are of the opinion that when the Registration Statement has become effective under the Securities Act, the Merger occurs and the Shares are issued as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

                  The foregoing opinion is limited to the federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. While we are not licensed to practice law in the State of Delaware, we have reviewed applicable provisions of the Delaware General Corporation Law as we have deemed appropriate in connection with the opinion.



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                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                      Very truly yours,

                                      /s/ Cadwalader, Wickersham & Taft